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                                                                   Exhibit 10.23

                              AMENDMENT NO 1 TO
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

        Argyle Television, Inc., a Delaware corporation (the "Company"), and Bob Marbut ("Employee"), as of this 31st day of July, 1996, hereby enter into this Amendment No. 1 to that certain Amended and Restated Employment Agreement effective as of January 4, 1995 (the "Employment Agreement") between the Company and Employee. All capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

        The Company and Employee hereby amend the Employment Agreement as follows:

        Section 14(e) of the Employment Agreement is amended by deleting such
Section 14(e) in its entirety and replacing it with the following:

        Compensation After Termination. In the event of the termination of
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Employee's employment by either party prior to the expiration of the term of this Agreement, Employee shall be entitled to compensation earned by him prior to the date of termination as provided herein computed on a pro rata basis to and including such date of termination and shall be entitled to reimbursement, pursuant to Paragraphs 5 and 9 hereof, of all expenses incurred on or prior to such date of termination. Employee authorizes the Company to deduct any sums due the Company from the Employee from such payments and/or any other post-termination payments due Employee.

        If Employee terminates his employment pursuant to Paragraph 14(b) above, or if the Company terminates Employee's employment without cause pursuant to Paragraph 14(c) above, Employee shall be entitled to receive upon such termination a lump sum amount equal to his base salary for a period not to exceed the lesser of (i) two (2) years or (ii) the balance of the five (5) year term of this Agreement. Employee shall be under no duty to mitigate damages by securing other employment, and his compensation payable hereunder shall not be reduced as a result of such other employment or any compensation received by him with respect thereto. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall automatically terminate, without further act of the Company, upon a sale of substantially all of the capital stock or assets of the Company or other comparable liquidity event (a "Liquidation Event"), in which case Employee shall not be entitled to the post-termination payments described in this Subparagraph unless, as a result of such Liquidation Event, the limited partners of Argyle Television Investors, L.P. ("ATI") receive the return of their capital plus the Preferred Return (as defined in the Amended and Restated Agreement of Limited Partnership of ATI) on such capital.

        If Employee's employment is terminated by Employee pursuant to Paragraph 14(a) or by the Company pursuant to Paragraph 14(d), then Employee shall be entitled

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to no further compensation; except that (i) Employee shall be entitled to a pro rata portion (through the date of termination) of any base salary and bonus earned for the year in which termination of his employment occurs, if Employee's employment is terminated under Paragraph 14(d)(1) or (2) above, and (ii) Employee shall be entitled to the disability benefit provided for by Paragraph 8, if Employee's employment is terminated under Paragraph 14(d)(1) above. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Employee be entitled to receive any salary or bonus payments hereunder during any period in which he is in violation of the provisions of Paragraph 12 hereof.

     The Amendment No. 1 is entered into as of the date first above written.


                                       COMPANY:

                                       Argyle Television, Inc.


                                       By: /s/ Dean H. Blythe
                                          --------------------------------------
                                       Name: Dean H. Blythe
                                            ------------------------------------
                                       Title: Vice President & General Counsel
                                             -----------------------------------


                                       EMPLOYEE:


                                       /s/ Bob Marbut
                                       -----------------------------------------
                                       Bob Marbut